SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2010

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CIGNA Corporation announced that it has (1) entered into a separation agreement with Annmarie T. Hagan in connection with leaving her position as Executive Vice President and Chief Financial Officer of the Company, effective September 1, 2010; and (2) appointed Thomas A. McCarthy, 53, the Company’s acting Chief Financial Officer, effective September 1, 2010.  A copy of the press release announcing Ms. Hagan’s resignation and Mr. McCarthy’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference.  Ms. Hagan's departure was not caused by any dispute or disagreement over the Company's accounting principles or practices, financial statement disclosures, ethics policy or otherwise.

Ms. Hagan’s agreement includes non-competition and non-solicitation covenants made by Ms. Hagan as well as various other commitments, covenants and waivers.  In addition, the agreement provides for benefits consisting of:  (1) the payment of one year’s salary; (2) cash payment for the restricted stock she was previously granted; (3) payouts under annual and long-term incentive arrangements; and (4) miscellaneous insurance and outplacement benefits.  The aggregate value of these benefits is approximately $3.4 million. A copy of Ms. Hagan’s separation agreement is attached hereto as Exhibit 10.1, and the description of that agreement contained herein is qualified in its entirety by reference to the attached document.

On August 30, 2010, the People Resources Committee (PRC) of CIGNA's Board of Directors approved an incentive award in the form of restricted stock and a cash bonus to be payable in 2011 for Mr. McCarthy in connection with his assumption of additional responsibilities as acting Chief Financial Officer.   The PRC granted Mr. McCarthy a restricted stock award of 13,926 shares of CIGNA common stock with a grant date value of $450,000.  This award was made pursuant to the terms of the CIGNA Long-Term Incentive Plan.  The restricted stock will vest on the third anniversary of the grant date.  Mr. McCarthy will also receive a cash bonus of no less than $300,000 and no more than $450,000 so long as he continues to serve as acting Chief Financial Officer until the appointment of the Chief Financial Officer.  Pursuant to the PRC’s approval, the specific amount of the cash bonus within this range will be determined by the Chief Executive Officer based on Mr. McCarthy’s performance as acting Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Agreement and Release dated August 31, 2010
99.1	Press Release dated September 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: September 1, 2010	By: /s/ Carol Ann Petren
Carol Ann Petren
Executive Vice President,
General Counsel and
Corporate Secretary